                                                                    Exhibit 23.7

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (No. 33-_______) of our report dated March 20, 1995 relating to the financial statements of RELTECH Group Inc., which appear in the Current Report on Form 8-K, and amendments thereto, dated March 31, 1995 of PLATINUM technology, inc. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Washington, D.C.
October 31, 1996